Exhibit 99.1

Christian Schormann Joins Splinex Technology as VP of R&D

Software industry veteran to lead development of next-generation products

Fort Lauderdale, Florida – January 25, 2005 — Splinex Technology Inc., a provider of visual communication software and technology, today announced Christian Schormann has joined the company as Vice President of Research & Development. Mr. Schormann is a 15-year veteran of the digital media software industry during which time he built and managed teams which created numerous leading graphics, animation and video editing software products.

“Christian’s track record of consistently delivering innovative, high-value products in response to market opportunities makes him the right choice to lead our talented team of mathematicians, scientists and developers as we expand into new markets,” commented Michael Stojda, President and CEO of Splinex Technology. “Having a person of his caliber and experience choose to join is also a great endorsement for our young company.”

Christian joins Splinex from Pinnacle Systems, where he most recently served as Chief Technology Officer for the company’s professional and broadcast products division. In this global leadership role he worked on product design, strategy, acquisitions, and technology planning as well as engineering management for professional digital video editing solutions. Prior to Pinnacle Systems, Mr. Schormann worked for Zatso, an Internet start-up that did pioneering work with personalized streaming video news services and at Softimage while the company was a division of Microsoft and following its acquisition by Avid Technology. Under his direction as VP of Engineering, Softimage developed the world’s first PC-based high-definition video editing and finishing system, the latest version of which was recently used to finish television programs including 24, Desperate Housewives, Joey, Las Vegas, Lost, Smallville, The Benefactor, The OC, The Office, Third Watch, and Without a Trace.

“Splinex has the potential to become the next great innovator in visual communication software,” said Christian Schormann. “I look forward to working with Mike Stojda and the Splinex team to shape the company’s future.”

About Splinex Technology Inc.
Splinex Technology was formed in early 2004 to capitalize on the growing use of digital images and objects in technology-focused markets. The company is developing visual communication and analysis software to enable users such as scientists, engineers, researchers and other technical professionals, to quickly search, sort, view and analyze multidimensional digital images and objects without dedicated high-end workstations or expensive limited-use software. Applications which can benefit from the company’s products and technology include computer assisted design & manufacturing, medical imaging, geomatics – creating maps from satellite and radar imagery including weather analysis, seismic imaging and national security/biometrics. More information about Splinex Technology is available at www.splinex.com.

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This press release contains forward-looking statements including, without limitation, statements regarding Splinex’s expectations, beliefs, intentions or strategies regarding the future. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by these forward-looking statements contained herein. There can be no assurance regarding Splinex’s ability to continue as a going concern, manage the transition from a development-stage to an operating company and successfully develop and market software products and services. Information about potential factors that could cause actual results to differ materially include, but are not limited to, Splinex’s history of operating losses and need for additional capital; the degree of competition in the markets for Splinex’s software products and services; Splinex’s lack of operating history; the risks associated with software engineering in a foreign country as well as those risks stated in Splinex’s filings from time to time with the Securities and Exchange Commission, including its Registration Statement on Form S-1, under the heading “Risk Factors”. These forward-looking statements are based on information available to Splinex on the date of this press release, and Splinex assumes no obligation to update such statements.